Exhibit 10.6

EXECUTION COPY

INTELLECTUAL PROPERTY SECURITY AGREEMENT

     This Intellectual Property Security Agreement is entered into as of June 29, 2006 by and between SILICON VALLEY BANK, a California corporation (“Secured Party”) and ULTRA CLEAN TECHNOLOGY SYSTEMS AND SERVICE, INC., a California corporation (“Grantor”).

RECITALS

     A. Grantor, Bob Acquisition Inc. (and any successor by merger), a California corporation (“Bob”), and Pete Acquisition LLC (to be renamed UCT Sieger Engineering LLC), a Delaware limited liability company (“Sieger”, together with Grantor and Bob, each a “Borrower” and collectively, “Borrowers”) and Secured Party, are entering into that certain Loan and Security Agreement dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein which are not defined, have the meanings set forth in the Loan Agreement).

     B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Secured Party a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to all Intellectual Property and all other Collateral.

     NOW, THEREFORE, as collateral security for the payment and performance when due of all of the Obligations, Grantor hereby grants, represents, warrants, covenants and agrees as follows:

AGREEMENT

     1. Grant of Security Interest. To secure all of the Obligations, Grantor grants and pledges to Secured Party a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property (as defined in the Loan Agreement), including without limitation the following:

     (a) All of present and future United States registered copyrights and copyright registrations, including, without limitation, the registered copyrights, maskworks, software, computer programs and other works of authorship subject to United States copyright protection listed in Exhibit A-1 to this Agreement (and including all of the exclusive rights afforded a copyright registrant in the United States under 17 U.S.C. §106 and any exclusive rights which may in the future arise by act of Congress or otherwise) and all present and future applications for copyright registrations (including applications for copyright registrations of derivative works and compilations) (collectively, the “Registered Copyrights”), and any and all royalties, payments, and other amounts payable to Grantor in connection with the Registered Copyrights, together with all renewals and extensions of the Registered Copyrights, the right to recover for all past, present, and future infringements of the Registered Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Registered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto.

     (b) All present and future copyrights, maskworks, software, computer programs and other works of authorship subject to (or capable of becoming subject to) United States copyright protection which are not registered in the United States Copyright Office (the “Unregistered Copyrights”), whether now owned or hereafter acquired, including without limitation the Unregistered Copyrights listed in Exhibit A-2 to this Agreement, and any and all royalties, payments, and other amounts payable to Grantor in connection with the Unregistered Copyrights, together with all renewals and extensions of the Unregistered Copyrights, the right to recover for all past, present, and future infringements of the Unregistered Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Unregistered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto. The Registered Copyrights and the Unregistered Copyrights collectively are referred to herein as the “Copyrights.”

     (c) All right, title and interest in and to any and all present and future license agreements with respect to the Copyrights.

     (d) All present and future accounts, accounts receivable, royalties, and other rights to payment arising from, in connection with or relating to the Copyrights.

     (e) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

     (f) All trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);

     (g) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the rights identified above;

     (h) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

     (i) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

     (j) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing, and all license royalties and proceeds of infringement suits, and all rights corresponding to the foregoing throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part of the foregoing.

     2. Loan Agreement. This security interest is granted in conjunction with the security interest granted to Secured Party under the Loan Agreement. The rights and remedies of Secured Party with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Secured Party as a matter of law or equity. Each right, power and remedy of Secured Party provided for herein or in the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Secured Party, of any or all other rights, powers or remedies.

     3. Covenants and Warranties. Grantor represents, warrants, covenants and agrees as follows:

     (a) Grantor has no present maskworks, software, computer programs and other works of authorship registered with the United States Copyright Office except as disclosed on Exhibit A-1 hereto.

     (b) Grantor shall undertake all reasonable measures to cause its employees, agents and independent contractors to assign to Grantor all rights of authorship to any copyrighted material in which Grantor has or may subsequently acquire any right or interest.

      (c) Grantor shall promptly advise Secured Party of any registered Trademark, Patent or Copyright not specified in this Agreement, which is hereafter acquired by Grantor.

      (d) Grantor shall not register any maskworks, software, computer programs or other works of authorship subject to United States copyright protection with the United States Copyright Office without first complying with the following: (i) provide Secured Party with at least fifteen (15) days prior written notice of its intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto), (ii) execute an Intellectual Property security agreement, a supplement hereto or such other documents as Secured Party may reasonably request to maintain the perfection and priority of Secured Party’s security interest in the copyrights or mask works intended to be registered with the United States Copyright Office, and (iii) record such Intellectual Property security agreement or supplement hereto with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Grantor shall promptly provide to Secured Party a copy of the application(s) filed with the United States Copyright Office together with evidence of the recording of the Intellectual Property security agreement or supplement hereto necessary for Secured Party to maintain the perfection and priority of its security interest in such copyrights or mask works. Grantor shall provide written notice to Secured Party of any application filed by Grantor in the United States Patent and Trademark Office for a patent or to register a trademark or service mark within thirty (30) days after any such filing.

     4. General. In any action or proceeding between Grantor and Secured Party arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ and other costs and expenses incurred, in addition to any other relief to which it may be entitled. All amendments to this Agreement must be in writing signed by both Secured Party and Grantor. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement. To the extent that any provision of this Agreement conflicts with any provision of the Loan Agreement, the provision giving Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Secured Party under the Loan Agreement. This Agreement, the Loan Agreement and the other Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement, the Loan Agreement and the other Loan Documents merge into this Agreement, the Loan Agreement and the other Loan Documents.

     5. Choice Of Law, Venue and Jury Trial Waiver. California law governs this Agreement without regard to principles of conflicts of law. Grantor and Secured Party each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Secured Party from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Secured Party. Grantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Grantor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Grantor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Grantor at the address set forth in Section 10 of the Loan Agreement and that service so made shall be deemed completed upon the earlier to occur of Grantor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW GRANTOR AND SECURED PARTY EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

     6. Name Change of Pete Acquisition to UCT Sieger Engineering LLC. Substantially simultaneously with the consummation of the Acquisition, the name of Pete Acquisition LLC shall be changed to UCT Sieger Engineering LLC by filing such name change with the Secretary of State of the

State of Delaware. From and after such time, all references to Sieger shall mean UCT Sieger Engineering LLC, a Delaware limited liability company.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

Address of Grantor:	Grantor:

150 Independence Drive	ULTRA CLEAN TECHNOLOGY SYSTEMS
Menlo Park, CA 94025	AND SERVICES, INC.

	By:	/s/ Jack Sexton

Name: Jack Sexton
Title: Chief Financial Officer

Address of Secured Party:	Secured Party:

3979 Freedom Circle, Suite 600	SILICON VALLEY BANK
Santa Clara, CA 95054
	By:	/s/ Maria Fischer Leaf

Name: Maria Fischer Leaf
Title: Senior Relationship Manager

EXHIBIT A-1

REGISTERED COPYRIGHTS
(including copyrights that are the subject of an application for registration)

Description	Registration/	Registration/
	Application	Application
	Number	Date

EXHIBIT A-2

UNREGISTERED COPYRIGHTS

EXHIBIT B

PATENTS

Description	Registration/	Registration/
	Application	Application
	Number	Date

Welding method for forming chromium oxide passivated	6,172,320	01/09/2001
film at welded portion

Welding method for forming chromium oxide passivated	6,518,534	02/11/2003
film at welded portion

Method and apparatus for removing leaking gas in an	6,142,164	11/07/2000
integrated gas panel system

Automated tube cutting apparatus and method	6,112,132	08/29/2000

Catalytic reactor apparatus and method for generating	10/219,988	08/13/2002
high purity water vapor

EXHIBIT C

TRADEMARKS

Description	Registration/	Registration/
	Application	Application
	Number	Date
Ultra Clean Technology	2,152,652	04/21/1998